Exhibit 5.1

28 August 2026 Our Ref: KM/TO/J51641

AIR Global PLC
15 Esplanade
St Helier

Jersey
JE1 1RB

Dear Company

AIR GLOBAL PLC (THE "COMPANY")

We act as Jersey legal counsel to the Company with respect to the business combination (the "Transaction") involving the Company pursuant to a business combination agreement dated 7 November 2025 (the "Business Combination Agreement").

We have been asked to provide this legal opinion to you with regard to the laws of Jersey in relation to the Registration Statement on Form F-1 (the "F1 Registration Statement") being filed with the Securities and Exchange Commission in relation to the Company's registration under the US Securities Act of 1933, as amended (the "Securities Act") of up to 154,623,867 ordinary shares with a par value of US$0.0001 per share (the "Shares") in connection with the Business Combination Agreement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1 (the "Documents").

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Jersey lawyers and express no opinion as to any laws other than the laws of Jersey in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents nor upon matters of fact or the commercial terms of the transactions contemplated by the Documents.

Based upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of Jersey, we give the following opinions in relation to the matters set out below.

In this opinion, the term "non-assessable" means, in respect of a Share, that the consideration for which the Company has agreed to issue that Share has been received in full to the Company, such that no further or additional sum is payable to the Company or owed by the holder of that Share in respect of the issue price of that Share.

OPINION

As a matter of Jersey law, and on the basis of and subject to the assumptions and qualifications set out herein, we are of the opinion that, the Shares have been validly issued, are fully paid and non-assessable.

Walkers (Jersey) LLP

Registered as a limited liability partnership in Jersey with registration number 84 PO Box 72, Walker House, 28-34 Hill Street, St Helier, Jersey JE4 8PN, Channel Islands T +44(0)1534 700 700 F +44(0)1534 700 800 www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

27777061.5.A10291.J51641

WALKERS	Page 2

GOVERNING LAW, LIMITATIONS, BENEFIT AND DISCLOSURE

This opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

This opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

We assume no obligation to advise you (to any other person who may rely on this opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matter arising after the date of this opinion that might affect the opinions expressed herein.

We consent to the filing of a copy of this opinion as Exhibit 5.1 to the F1 Registration Statement and to reference to us being made in the F1 Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

WALKERS (JERSEY) LLP

27777061.5.A10291.J51641

WALKERS	Page 3

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

(a)
the executed Business Combination Agreement;
(b)
the Registration Statement and Proxy Statement (as defined in the Business Combination Agreement);
(c)
the F1 Registration Statement;
(d)
the certificate of incorporation dated 28 October 2025, the certificate of incorporation on re-registration of a private registered company as a public registered company dated 12 May 2026, the certificate of incorporation on change of name of a limited company dated 12 May 2026 and the memorandum and articles of association as amended by special resolution dated 8 May 2026 (the "Memorandum and Articles");
(e)
the register of members of the Company dated 27 August 2026 (the "Register of Members");
(f)
the results of an online search of the public records of the Company conducted on 28 August 2026 maintained by the Registrar (the "Company Search");
(g)
copies of a consent to issue shares dated 28 October 2025 issued to the Company by the Jersey Financial Services Commission (the "Commission") under the Control of Borrowing (Jersey) Order 1958, as amended ("COBO Consent");
(h)
a consent to circulate a prospectus issued on or about 28 August 2026 to the Company by the Commission, pursuant to the Companies (General Provisions) (Jersey) Order 2002, as amended (the "CGPO Consent"); and
(i)
copies of resolutions of the directors of the Company passed on:
(i)
6 November 2025;
(ii)
25 March 2026; and
(iii)
12 May 2026,

each at meetings of the board of directors of the Company (together, the "Director Resolutions").

27777061.5.A10291.J51641

WALKERS	Page 4

SCHEDULE 2

ASSUMPTIONS

1.
The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the (where at all relevant) the Documents under the Director Resolutions or any power of attorney given by the Company to execute such documents. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a complete and accurate translation of the original document they purport to translate. The Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such documents. Where any means of electronic signature has been used or when any contract has been formed by means of electronic communication, the method used identifies the person who provided the signature or formed the contract, indicates the person’s approval of the document or contract, was adopted with the intention of creating a duly executed, valid and binding contract or document, and was carried out with the consent of all other parties to or intended recipients of such contract or document.
2.
The Company has received in full the consideration for which the Company agreed to issue the Shares.
3.
That all Shares have been duly allotted and issued in accordance with the Company's Memorandum and Articles and in accordance with the terms of the Business Combination Agreement.
4.
In approving the Registration Statement and F1 Registration Statement and the transactions contemplated by the same, the board of directors of the Company were acting in the best interests of the Company and for a proper purpose.
5.
Words and phrases used in the Registration Statement and F1 Registration Statement have the same meaning and effect as they would if the Registration Statement and F1 Registration Statement were each governed by Jersey law.
6.
No other event occurs after the date of this opinion which would affect the opinion herein stated.
7.
There is no provision of law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder.
8.
There has been no amendment to the COBO Consent or the CGPO Consent.
9.
The Register of Members is complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.
10.
All conditions to the Transaction, as set out in the Registration Statement and Business Combination Agreement, have been satisfied.
11.
The Company is not insolvent or unable to pay its debts as they fall due and no insolvency proceedings or analogous procedures have been commenced in any jurisdiction outside Jersey in relation to the Company or any of its assets or revenues.
12.
The Memorandum and Articles are the memorandum and articles of association of the Company and are in force at the date hereof and have embodied in them or attached to them copies of all resolutions or agreements or acts of court to which the provisions of Articles 100 or 125 of the Companies (Jersey) Law 1991 as amended (the "CJL") apply.

27777061.5.A10291.J51641

WALKERS	Page 5

SCHEDULE 3

QUALIFICATIONS

1.
The obligations of the Company under, or in respect of, the Shares will be subject to any law from time to time in force relating to bankruptcy, insolvency, liquidation, reorganization or administration or any other law or legal procedure affecting generally the enforcement of creditors' rights.
2.
Our opinion is subject to any matter of fact that has not been disclosed to us.
3.
The register of members of a Jersey company is prima facie evidence of any matters which are by the CJL directed or authorized to be inserted in it. The CJL requires that the register of members of a Jersey company includes, among other things, the name and address of every member and, where he or she is a member because he or she holds shares in the company, the number of shares held by the member and, in the case of shares which are not fully paid, the amount remaining unpaid on each share.

27777061.5.A10291.J51641